As filed with the Securities and Exchange Commission on September 28, 1999

                                                       Registration No.33-95966

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ACADIA REALTY TRUST
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             (Exact name of registrant as specified in its charter)

                                    Maryland
                                   23-2715194
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                         (State or other jurisdiction of
                         incorporation or organization)
                                (I.R.S. Employer
                               Identification No.)

    20 Soundview Marketplace
    Port Washington, New York                                   11050
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(Address of principal executive offices)                     (Zip Code)

                  Acadia Realty Trust 1999 Share Incentive Plan
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                            (Full title of the plan)

                                  Ross Dworman
                      Chairman and Chief Executive Officer
                               Acadia Realty Trust
                            20 Soundview Marketplace
                         Port Washington, New York 11050
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                     (Name and address of agent for service)

                                 (516) 767-8830
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          (Telephone number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================

                                                                      Proposed
                                                                       maximum         Proposed maximum
                                                  Amount           offering price     aggregate offering     Amount of registration
   Title of securities to be registered    to be registered(1)(2)    per unit(3)           price(3)                fee(1)(3)
------------------------------------------------------------------------------------------------------------------------------------

Common shares of beneficial interest,            2,328,269             $5.1875          $12,077,895              $3,357.65
par value $.001 per share

===================================================================================================================================

(1) This Registration Statement is also deemed, pursuant to Instruction E to Form S-8, to relate to 600,000 shares previously registered on Form S-8 (No. 33-95966) in connection with a predecessor plan, with respect to which a registration fee of $2,690.00 has been paid. Upon effectiveness of this Registration Statement on Form S-8, Registrant will have registered an aggregate of 2,928,269 shares under the Acadia Realty Trust 1999 Plan.

(2) Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from share split, share dividends, recapitalization or certain other capital adjustments.

(3) Calculated pursuant to paragraphs (c) and (h) of Rule 457 of the Securities Act of 1933, as amended, the proposed maximum offering price per share of the 2,328,269 shares estimated solely for the purpose of determining the registration fee and are based upon the average of the high and low prices per share of the Registrant's common shares reported on the New York Stock Exchange on September 27, 1999, within five business days prior to the date of filing of this Registration Statement.


850114.2

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                              EXPLANATORY STATEMENT

           A total of 600,000 shares of Acadia Realty Trust (the "Registrant" formerly Mark Centers Trust) were registered by Registration Statement on Form S-8, File No. 33-95966, for issuance in connection with the Mark Centers Trust 1994 Share Option Plan as Amended Through June 15, 1995 and Mark Centers Trust 1994 Non-Employee Trustees' Share Option Plan (the "1994 Plans"). On February 4, 1999 the Board of Trustees of the Registrant approved the Acadia Realty Trust 1999 Share Incentive Plan (the "1999 Plan"), which replaces the 1994 Plans; the 1999 Plan was approved by the Registrant's shareholders at its annual meeting held on June 16, 1999. Both the 1999 Plan and the 1994 Plan are intended to qualify as "employee share purchase plans" under Section 423 of the Internal Revenue Code of 1986, as amended from time to time. Six hundred thousand (600,000) shares of the Registrant which were registered in connection with the 1994 Plans, have not been issued under the 1994 Plans and, pursuant to Instruction E to Form S-8 and the telephonic interpretation of the Securities and Exchange Commission set forth at pages 137-138 of the Division of Corporation Finance's Manual of Publicity-Available Telephone Interpretation (January 1997), are carried forward to, and deemed covered by this Registration Statement on Form S-8 (the "Registration Statement") in connection with the 1999 Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

           The documents containing the information specified in this Item will be sent or given to employees who have been awarded options under the 1999 Plan, and, in accordance with Section 10(a) of the Securities Act of 1933 (the "1933 Act") and Rules 424 and 428 promulgated under the Act by the Securities and Exchange Commission (the "Commission"), are not being filed with, or included in, this Registration Statement.

Item 2.  Registrant Information and Employee Plan Annual Information.

           The documents containing the information specified in this Item will be sent or given free of charge to employees or directors who have been awarded options under the Plan and, in accordance with Section 10(a) of the Act and Rule 428 promulgated under the 1933 Act, are not being filed with, or included in, this Registration Statement. The requests can be sent to: Robert Masters, Esq., Acadia Realty Trust, 20 Soundview Marketplace, Port Washington, New York 11050,
(516) 767-8830.


                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

           The following documents, which have been filed with the Commission by the Registrant, are incorporated by reference in this Registration Statement. The information incorporated by reference is considered to be part of this Registration Statement, and information that the Registrant files later with the Commission will automatically update and supersede this information. The Registrant incorporates by reference the documents listed below and any future filings the Registrant makes with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act"):

850114.2

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                     (a) The Registrant's annual report on Form 10-K for the
fiscal year ended December 31, 1998, filed with the Commission on March 31, 1999.

                     (b)(i) The Registrant's current report on Form 8-K, dated December 31, 1998, filed with the Commission on January 5, 1999.

                       (ii) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed with the Commission on May 17, 1999.

                       (iii) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, filed with the Commission on August 13, 1999.

                     (c) The description of the Registrant's common shares of beneficial interest contained in the Registrant's Registration Statement on Form 8-A dated May 21, 1993, filed with the Commission on May 26, 1993.

Item 4.  Description of Securities.

           Not applicable.

Item 5.  Interests of Named Experts and Counsel.

           Martin L. Edelman, a trustee of the Registrant, is counsel to the law firm of Battle Fowler LLP, which is rendering the opinion regarding the legality of the securities being registered in this Registration Statement. Mr.
Edelman is an optionee under the 1999 Plan.

Item 6.  Indemnification of Directors and Officers.

           Section 2-418(b) of the Maryland General Corporation Law authorizes the Registrant to indemnify the officers and trustees of the Registrant, under certain circumstances and subject to certain conditions and limitations as stated therein, against all expenses and liabilities incurred by or imposed upon them as a result of actions, suits or proceedings brought against them as such officers and trustees, unless it is established that the act or omission was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, the trustee or officer actually received an improper personal benefit or with respect to any criminal action or proceeding, the trustee or officer had reasonable cause to believe his act or omission was unlawful.

           Article XII of the Registrant's Bylaws provides for indemnification of officers and trustees of the Registrant to the full extent authorized by Maryland law. Section 3.2(o) of the Registrant's Declaration of Trust, as amended, authorizes the Trustees to purchase and maintain insurance on behalf of any officer, director, employee, trustee or agent of the Registrant against any liability asserted against or incurred by them in such capacity or arising out of their status as of such whether or not the Registrant would have the power to indemnify such officer, director, employee, trustee or agent against such liability under the provisions of such Article or Maryland law. The Registrant maintains a trustee and officers policy which insures the officers and trustees of the Registrant from any claim arising out of an alleged wrongful act by such persons in their respective capacities as officers and trustees of the Registrant.

           Section 2-405.2 of Maryland General Corporation Law permits corporations to eliminate or limit the personal liability of its directors and officers or its stockholders for monetary damages to the extent it is proven that the person actually received an improper benefit and to the extent that the judgment is based on a finding that the person's act or omission was a result of active and deliberate dishonesty and was material to the cause of action. Reference is made to Article VIII of the Registrant's Declaration of Trust, as amended, which limits a trustee's liability in accordance with such Section.

850114.2

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Item 7.  Exemption from Registration Claimed.

           Not applicable.

Item 8.  Exhibits.

           4.1       Acadia Realty Trust 1999 Share Incentive Plan.

           5 Opinion of Berliner, Corcoran & Rowe L.L.P. regarding the legality of the securities being registered.

           23.1      Consent of Ernst & Young LLP.

           23.2      Consent of Berliner, Corcoran & Rowe L.L.P. (contained in
                     Exhibit 5).

           24.1 Power of Attorney (contained in the signature pages hereto).

Item 9.  Undertakings.

           (a) The undersigned Registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
           Statement:

                            i) To include any prospectus required by Section
                      10(a)(3) of the 1933 Act;

                            ii) To reflect in the prospectus any facts or events
                      arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                            iii) To include any material information with
                      respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                            provided, however, that paragraphs (a)(1)(i) and
                      (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

                     (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


850114.2

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           (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

850114.2

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                        SIGNATURES AND POWER OF ATTORNEY

                      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Washington, State of New York, on this 28th day of September, 1999.


                                            ACADIA REALTY TRUST


                                            By:  /s/ Ross Dworman
                                                 -----------------------------
                                                 Ross Dworman
                                                 Chief Executive Officer

                      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ross Dworman and Kenneth F. Bernstein, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue thereof.

                      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                            Title                      Date
---------                            -----                      ----


/s/ Ross Dworman           Chairman of the Board of Trustees  September 28, 1999
------------------         and Chief Executive Officer
Ross Dworman               (Principal Executive Officer)

/s/ Kenneth E. Bernstein
---------------------      President and Trustee              September 28, 1999
Kenneth F. Bernstein


/s/ Perry S. Kamerman
---------------------      Senior Vice President of           September 28, 1999
Perry S. Kamerman          Finance (Principal Financial
                           and Accounting Officer)


/s/ Martin L.Edelman
--------------------       Trustee                            September 28, 1999
Martin L. Edelman



850114.2

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Signature                            Title               Date
---------                            -----               ----


/s/Marvin L. Levine
---------------------                Trustee             September 28, 1999
Marvin L. Levine


---------------------                Trustee             September __, 1999
Lawrence J. Longua


/s/ Marvin Slomowitz
---------------------                Trustee             September 28, 1999
Marvin Slomowitz


---------------------                Trustee             September _, 1999
Gregory White








850114.2

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                                  EXHIBIT INDEX

Exhibits
4.1       Acadia Realty Trust 1999 Share Incentive Plan
5 Opinion of Berliner, Corcoran & Rowe, L.L.P. regarding the legality of the securities being registered
23.1      Consent of Ernst & Young LLP
23.2      Consent of Berliner, Corcoran & Rowe, L.L.P.(contained in Exhibit 5)
24.1      Power of Attorney (contained in the signature page hereof)



850114.2

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